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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ..............................................................................
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SMITH BARNEY NEW YORK MUNICIPALS FUND INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of Smith Barney New York Municipals Fund Inc. ("New York Fund"), hereby appoints Heath B. McLendon, Christina T. Sydor and Caren A. Cunningham attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the New York Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of New York Fund to be held at the offices of New York Fund, 388 Greenwich Street, 26th Floor, New York, New York on November 14, 1995 at 2:30 p.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated October 26, 1995 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder.
The undersigned hereby revokes any proxy previously given.

                         PLEASE SIGN, DATE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE

          Date:    ________________________________________________

          Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

               ________________________________________________

               ________________________________________________
                    Signature(s)        (Title(s), if applicable)




















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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ..............................................................................
 ..............................................................................

Please indicate your vote by filling in the appropriate box below as shown,
using blue or black ink or dark pencil.  Do not use red ink.   [SYMBOL OF
FILLED IN BOX]This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

                                                   [ ]       [ ]       [ ]
   To approve or disapprove the                 FOR   AGAINST   ABSTAIN
   Agreement and Plan of Reorganization

   dated as of October 23, 1995 providing for (i) the acquisition of all or substantially all of the assets of Smith Barney New York Municipals Fund Inc. ("New York Fund") by Smith Barney Muni Funds on behalf of its New York Portfolio ("New York Portfolio") in exchange for shares of New York Portfolio and the assumption by Smith Barney Muni Funds on behalf of New York Portfolio of scheduled liabilities of New York Fund, (ii) the distribution to shareholders of New York Fund of such shares of New York Portfolio in liquidation of New York Fund and (iii) the subsequent dissolution of New York Fund.